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                                                                   EXHIBIT 10.50


                                THIRD AMENDMENT
            TO PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $2,500,000
                                FIRST AMENDMENT
            TO PROMISSORY NOTE IN THE PRINCIPAL AMOUNT OF $2,500,000
                             AND FIFTH AMENDMENT TO
                              CREDIT AGREEMENT AND
                                     WAIVER

This Amendment and Waiver Agreement ("Amendment") is made as of March 23, 2000 by and between DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC., ("Borrower") and Imperial Bank, a California banking corporation, ("Bank") and amends certain provisions of (i) that Promissory Note dated as of January 4, 1999 executed by Borrower in favor of Bank in the principal amount of $2,500,000 ("Note 1"),
(ii) that Promissory Note dated as of January 4, 1999 executed by Borrower in favor of Bank in the principal amount of $4,000,000 ("Note 2") and (iii) that Credit Agreement dated January 4, 1999 executed by Borrower in favor of Bank ("Agreement") and contains certain waivers by Bank of the Borrower complying with certain provisions of the Agreement as follows:

Whereas, Borrower violated certain financial covenants of the Agreement and has requested Bank to waive such breaches.

Events of Default: The following Events of Defaults have occurred in the
Agreement:

A. DEFAULTS AND WAIVERS. The Banks review of the Borrower's nine-month interim financial statement dated December 31, 1999 disclosed the following defaults have occurred in the Agreement as follows:

1. Section 4.06 "QUICK RATIO. Maintain quick ratio of cash and accounts receivable to current liabilities of at least 1.00:1.0."

Default: Actual Quick Ratio was .76:1.0.

2. Section 4.08 "TANGIBLE NET WORTH. Maintain at all times a Tangible Net Worth (defined as stockholder's equity loss any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) of not less than Ten Million Dollars ($10,000,000)."

Default: Actual Tangible Net Worth was $7,910,000.

3. Section 4.09 "DEBT TO TANGIBLE NET WORTH. Maintain at all times a consolidated ratio of total liabilities to Tangible Net Worth (defined as stockholder's equity less any value for goodwill, trademarks, patents, copyrights, leaseholds, organization expense and other similar intangible items, and any amounts due from stockholders, officers and affiliates) of not greater than 1.50:1.0."



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Default:  Actual Debt to Tangible Net Worth was 1.75:1.0.

4. Section 4.10 "FIXED CHARGE COVERAGE RATIO. Maintain quarterly, a Fixed Charge Ratio of not less the 1.5:1.0."

Default:  Actual Fixed Charge Ratio was negative.

5. Section 4.11 "PROFITABILITY, Maintain on a consolidated basis, profitable operations (meaning a net profit after taxes) of at least $1.00 on a quarterly basis beginning with the quarter ending 12/31/98."

Default: Actual Profitability for the quarter ending 12/31/99 was a net loss of ($5,971,00).

The above waivers are specific as to contents and times, and other than the waivers mentioned above this amendment is not a waiver of any other rights or remedies that Bank may have pursuant to any agreement or law as a result of any other violations past, present, or future of any agreement between the Borrower and the Bank, and Bank reserves all rights, powers and remedies available to it.

1. The above waivers are conditioned upon the following events, and the failure of Borrower to comply with the following shall terminate this waiver and result in the occurrence of an Event of Default under the Agreement, giving the Banks all the rights and remedies thereunder:

(a) Bank receiving a fee of $25,000 from the Borrower. Borrower hereby authorizes bank to charge its account #10087228 with Bank for this fee.

(b) Borrower agrees to supply Bank a list of all it's intellectual property and provide Bank in form and substance satisfactory to Bank a perfected security interest in all patents, trademarks and copyrights as deemed necessary by Bank within 60 days of the date of this Amendment.

(c) Borrower agrees to provide Bank with 75,000 warrants for Common Stock of Borrower at the strike price of $2.50 and to include Conversion Rights (net exercise right). Transferability to Imperial Bank Affiliates, minimum term of seven (7) years, warrants to be registered, and Warrant issuance on Bank form and in form and substance satisfactory to Bank.

(d) Borrower agrees to amendments of the Credit Agreement and Promissory Notes as described below.

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A. AMENDMENTS TO THE PROMISSORY NOTE IN THE ORIGINAL AMOUNT OF $2,500,000.

1. The Note 1 is amended by deleting, in its entirety, the section entitled PAYMENT and replacing it with the following:

"PAYMENT. Subject to any payment changes resulting from changes in the Index, Borrower will pay this loan in accordance with the following payment schedule:

"Fourteen principal payments of $100,000.00 each on March 31, 2000, April 30, 2000, May 31, 2000, June 30, 2000, July 31, 2000, August 31, 2000, September 30,
2000, October 31, 2000, November 30, 2000, December 31, 2000, January 31, 2001,
February 28, 2001, March 31, 2001 and April 30, 2001 with interest calculated on the unpaid principal balances at an interest rate of 1.0 percentage point over the Index, described above and one final principal payment of $900,000 on May 31, 2001. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the Index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note."

2. Note 1 is further amended by deleting "The interest rate to be applied to the unpaid principal balance in this Note will be at a rate of 0.5 percentage points over the Index, resulting in an initial rate of 9.0%." and replaced with the following:

"The interest rate to be applied to the unpaid principal balance in this Note will be at a rate of 1.0 percentage point over the Index, resulting in an initial rate of 10.0%."

B. AMENDMENT TO THE PROMISSORY NOTE IN THE ORIGINAL AMOUNT OF $4,000,000 ("NOTE 2").

1. Note 2 is amended by amending the section entitled PAYMENT deleting the sentence "Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 31, 2000" and replacing it with the following:

"Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on May 31, 2001."

2. Note 2 is further amended by amending the section entitled VARIABLE INTEREST RATE. The sentence "The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 0.5000 percentage point over the Index, resulting in an initial rate of 8.250%" shall be deleted and replaced with the following:

"The interest rate to be applied to the unpaid principal balance of this Note will be at a rate of 1.00 percentage point over the Index, resulting in an initial rate of 10.0%."

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C.    AMENDMENTS TO THE CREDIT AGREEMENT

1. Section 1.03 REVOLVING LINE OF CREDIT is amended by deleting "until May 31, 2000 (the "Revolving Line of Credit Maturity Date")" and replacing with "until May 31, 2001 (the "Revolving Line of Credit Maturity Date")".

2.    Section 4.07 QUICK RATIO is amended by adding the following:

      "Current liabilities shall include all amounts outstanding to Bank which are due under the $4,000,000 revolving line of credit and the Term A Loan as stated on the Credit Agreement dated January 4, 1999 regardless of maturity date and GAAP presentation."

3. Section 4.09 TANGIBLE NET WORTH is amended by adding the following sentence:

      "Tangible Net Worth shall be increased by 75% of the amount of equity raised beginning 4/1/00."

4. Section 4.11 PROFITABILITY shall be amended by deleting the phrase "with the quarter ending 12/31/98" and shall be replaced by the following:

      "with the quarter ending June 30, 2000."

D. Except as provided above, the Agreement and Note 1 and Note 2 remain unchanged. Any capitalized terms used herein and not defined herein shall have the meanings defined in the Agreement.

DENTAL/MEDICAL DIAGNOSTIC SYSTEMS, INC.


By:   /s/ STEPHEN ROSS
     -----------------------
     Stephen Ross

Its: Chief Financial Officer


IMPERIAL BANK


By:   /s/ TRICIA HUNTER
     ------------------------------------
     Tricia Hunter, Senior Vice President


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